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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 33-42276, 33-62944, 333-10987, 333-53695, 333-53715, 333-73157,
333-87771, 333-87775, and 333-87803 of Louisiana-Pacific Corporation of our report dated January 29, 1999, with respect to the financial statements of Le Groupe Forex Inc. appearing in this Current Report on Form 8-K of Louisiana-Pacific Corporation dated September 14, 1999, as amended.

/s/ KPMG LLP

KPMG LLP

Chartered Accountants

Val-d'Or, Quebec
November 29, 1999